Exhibit 23






                         Consent of Independent Auditors
                         -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-33051) pertaining to Primex Technologies, Inc. Retirement Investment Management Experience Plan of our report dated June 7, 2000, with respect to the financial statements and schedules of the Primex Technologies, Inc. Retirement Investment Management Experience Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.




                                               /s/ Kirkland, Russ, Murphy & Tapp

Clearwater, Florida
June 26, 2000